Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-126695 and 333-144955) of Particle Drilling Technologies, Inc. of our reports dated December 13, 2007 relating to the consolidated financial statements of Particle Drilling Technologies, Inc. and the effectiveness of internal control over financial reporting of Particle Drilling Technologies Inc., which appear on Form 10-K.

/s/ UHY LLP
Houston, Texas
December 13, 2007